EXHIBIT 99.1

Loop Industries Announces Pricing of $24.0 Million Underwritten Public Offering of Common Stock

MONTRÉAL (CANADA)  (September 21, 2020) — Loop Industries, Inc. (Nasdaq: LOOP), a leading innovator in sustainable plastics technology, today announced the pricing of an underwritten public offering of 1,880,000 shares of its common stock at a price to the public of $12.75 per share pursuant to an effective Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”).  In addition, Loop Industries has granted the underwriter a 30-day option to purchase up to an additional 282,000 shares of its common stock.  The gross proceeds from the offering, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $24.0 million.  The offering is expected to close on or about September 23, 2020, subject to customary closing conditions.

Loop Industries intends to use the net proceeds from the proposed offering for working capital and general corporate purposes, including continued investment in research and development for further innovation and funding ongoing operations.

Roth Capital Partners is acting as the sole manager for the offering.

The securities were issued and sold pursuant to Loop Industries’ existing shelf registration statement (File No. 333-226789) filed with the Securities and Exchange Commission on August 10, 2018 and declared effective on August 23, 2018. A prospectus supplement describing the terms of the offering will be filed with the SEC.  Before you invest, you should read the prospectus in the registration statement, the related prospectus supplement and the other documents Loop Industries has filed or will file with the SEC for more complete information about Loop Industries and this offering.  Copies of the effective shelf registration statement, including a base prospectus and prospectus supplement that form a part of the registration statement, may be obtained for free on the SEC’s website located at www.sec.gov.  Copies of the prospectus supplement and the accompanying prospectus may also be obtained, when available, by contacting Roth Capital Partners LLC at 888 San Clemente, Newport Beach, CA 92660, Attention: Prospectus Department or by telephone at (800) 678-9147.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world's shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary low-energy technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin and polyester fiber suitable for use in food-grade packaging, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement towards a circular economy by preventing plastic waste and recovering waste plastic for a more sustainable future for all.

Common shares of Loop Industries are listed on the Nasdaq Global Market under the symbol "LOOP."

Forward-Looking Statements

Loop Industries cautions you that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of the closing of the offering and the intended use of proceeds from the offering. Such statements may be preceded by the words "intends", "may", "will", "plans", "expects", "anticipates", "should", "could", "projects", "predicts", "estimates", "aims", "believes", "hopes", "potential" or similar words. We have based these forward-looking statements on our current expectations and projections about future events as of the date hereof. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the SEC including in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and other filings that we make with the SEC, all of which are available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Loop Industries undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investors:

Greg Falesnik

MZ Group - MZ North America

+1 949-259-4987

LOOP@mzgroup.us

www.mzgroup.us

Media Inquiries

Stephanie Corrente

+1 (450) 951-8555 ext. 226

scorrente@loopindustries.com

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